Exhibit 3.4

*** Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4),
200.83 and 240.24(b)(2)

IONA INDEPENDENT SOFTWARE VENDOR AGREEMENT

THE ORBIX® DEVELOPMENT AND RUNTIME SOFTWARE (THE “SOFTWARE”) AND THE ACCOMPANYING DOCUMENTATION (THE “RELATED MATERIALS”) (COLLECTIVELY, THE “PRODUCT”) ARE PROTECTED BY UNITED STATES, IRISH AND INTERNATIONAL COPYRIGHT LAWS, AND THE COPYRIGHTS AND OTHER INTELLECTUAL PROPERTY RIGHTS ARE OWNED BY IONA TECHNOLOGIES PLC OF 5-10 LOWER PEMBROKE ST., DUBLIN 2, IRELAND.  THE PRODUCTS ARE LICENSED BY IONA TECHNOLOGIES INC., 60 ABERDEEN AVENUE, CAMBRIDGE, MA 02138, USA (“IONA”) TO BROADVISION, INC. OF 585 BROADWAY, REDWOOD CITY, CALIFORNIA 94063 (“BROADVISION”).  THE PRODUCT IS COPYRIGHTED AND LICENSED (NOT SOLD).

1.          OWNERSHIP.

The Software (including any header files and demonstration code that may be included) and Related Materials, and all associated copyrights and other intellectual properly rights, are the property of IONA Technologies PLC or its licensors.  IONA warrants that it has all the rights necessary to enter into this Agreement.  BroadVision acquires no title, right or interest in the Software or Related Materials other than the license granted herein by IONA and the title to the media upon which the Software is delivered.

2.          PROPRIETARY NOTICES.

BroadVision shall not remove any trademark, tradename, copyright notice or other proprietary notice from the Software or Related Materials, and shall be responsible for the conservation of the same on all copies of the Software and Related Materials received under this Agreement and on any back-up copy of the Software created in accordance with this Agreement.  BroadVision shall also accurately and faithfully reproduce all proprietary notices of IONA on any portion of the Software that is incorporated in Developed Software (as defined in Section 4 below).  BroadVision may not reproduce any portion of the Software or Related Materials, except as permitted by this Agreement.

3.          DEVELOPMENT LICENSE.

3.1        “Development Software” means the development environment of IONA’s Orbix Software Products and excludes the Runtime Components (as defined below).

3.2        Subject to the terms and conditions of this Agreement, and payment of the appropriate license fees, IONA hereby grants to BroadVision a nonexclusive, nontransferable, limited license to use the Development Software and Related Materials solely in connection with BroadVision’s development of CORBA-based application(s) and/or program(s) on the operating system platform(s) set forth on Schedule C (the “Permitted Purpose”).  BroadVision acknowledges and agrees that additional licenses are needed for additional operating system platforms.

3.3        BroadVision further agrees that a license fee must be paid by it to IONA for each and every employee or consultant of BroadVision who has used or will use the Development Software and Related Materials for the Permitted Purpose (a “Developer”).  Once a person becomes a Developer, he or she shall remain so until it is reasonably expected by BroadVision that the Developer will cease to use the Development Software for a period of [***].  In no event may the number of Developers exceed the number for which license fees have been received by IONA.  Upon request, BroadVision agrees to certify in writing that BroadVision has paid for a sufficient number of license fees for each Developer.  Upon reasonable notice, IONA will have the right to audit BroadVision’s compliance with this section.

3.4        The source code of the Software (other than included header files and demonstration code) and design documentation are confidential and proprietary information and trade secrets of IONA, its suppliers and/or licensors, are never considered part of the Software, and are neither delivered to BroadVision nor under any circumstances licensed to BroadVision hereunder.

3.5        In the event the Software is provided to BroadVision as an upgrade to a previous version of the Software, the license granted hereunder applies to such upgrade only if BroadVision had previously obtained from IONA a license to the Software and upon the continued existence in force of such prior license.  In the event such prior license is terminated for whatever reason, the license to all Software, including upgrades, granted hereunder is automatically terminated as of the same date of termination of such prior license.

4.          RUNTIME LICENSE.

4.1        Definitions.

4.1.1    The term “Developed Software,” as used herein, means any application or program developed by BroadVision using the Software on the operating system platform(s) permitted pursuant to this Agreement.

4.1.2    The term “Runtime Components,” as used herein, means any software program or components of the software that are incorporated or embedded in and used in the execution of any Developed Software developed by BroadVision.

4.2        Grant Of License.

4.2.1    IONA hereby grants to BroadVision, subject to the conditions herein, a license to use, copy and distribute for use to third parties the Runtime Components (“Runtime License”), but solely as (i) part of the Developed Software owned by BroadVision and (ii) for execution on the number of Runtime Licenses for which BroadVision has paid a license fee.  BroadVision must ensure that any such third parties have agreed to be bound by terms and conditions no less strict than in this Agreement and IONA shall be entitled to enforce the terms of such agreement directly in the event of a breach thereof.  BroadVision may distribute the Runtime Components and Integrated Orbix Development Licenses through third party distributors provided that such distributors are bound by the terms herein and that BroadVision shall use best efforts to ensure compliance.

4.2.2    BroadVision further agrees that the Runtime License granted herein does not give BroadVision or any other party any rights other than those specifically granted herein, and that such License specifically does not grant BroadVision or any other party the rights to:
•	execute the Software IDL compiler;

•	develop and link programs with the Software libraries independently of BroadVision libraries or classes; or

•	read and use the Software header files independently of BroadVision interfaces and/or header files.

4.3        License Fee.

4.3.1    BroadVision agrees that the appropriate Runtime License fee is payable by the BroadVision to IONA for each and every Runtime License deployed by BroadVision that executes the Runtime Software or allows such Runtime Software to be executed.

4.3.2    BroadVision will, upon the request of IONA, certify to IONA the number of Runtime Licenses in use.  Executing, or permitting the execution of, the Runtime Software on more than the number of Runtime Licenses granted herein is a violation of this Agreement.

4.3.3    If requested by IONA, BroadVision shall provide to IONA quarterly forecasts of actual and estimated sales under this Agreement for each quarter covered hereby.  The forecasts shall be reasonably accurate and detailed and shall be transmitted by means of a mutually agreeable method and format.  Each quarterly forecast shall be delivered not later than the last business day of the second month in quarter which it covers.

5.          RESALE OF SOFTWARE.

5.1        IONA hereby appoints BroadVision as a non-exclusive reseller and sublicensor of the Software during the term of this Agreement.

5.1.1    Integrated Orbix Development Licenses.  BroadVision may resell one (1) Orbix Development license seat for each of BroadVision’s One-To-One Development System licensed, and such license seat must be licensed as an integrated option to BroadVision’s One-To-One Development System.  BroadVision shall pay the license fee set forth in Exhibit A for such Integrated Orbix Development License seat.  End User licensees may use the IONA Software for any application development purposes, not solely for the development of BroadVision applications.  BroadVision’s End Users must license Orbix Runtime Components developed using Integrated Orbix Development Licenses and which are net expressly deployed within the BroadVision Runtime Products.  BroadVision shall provide IONA with information on all End User licensees of Integrated Orbix.  Development Licenses, including but not limited to name, contact, address, telephone, and number of licenses.

5.1.2    Standalone Orbix Development Seat Licenses.  BroadVision may resell Standalone Orbix Development Seat Licenses to its End User licensees, but shall not have the right to act as a general reseller of Orbix Development Software and Orbix Runtime Components.  These End User licensees may use the Standalone Orbix Development Seat Licenses for any application development purposes, and not solely for the development of BroadVision applications, BroadVision End Users must license Orbix Runtime Components developed using a Standalone Orbix Development Seat License directly from IONA.  BroadVision shall provide IONA with information on all End Users to which BroadVision has licensed Standalone Orbix Development Seat Licenses, including, but not limited to, licensee name, contact, address, telephone, and number of licenses.

5.1.3    At IONA’s request, which request shall be provided not more than once per quarter and not earlier than the first business day of the third month in that quarter, BroadVision shall provide IONA with a forecast of the projected total royalty amount payable to IONA in that quarter.  The forecast, if requested, shall be made by a qualified member of BroadVision’s financial team and shall be a good faith and reasonably accurate estimate, based on BroadVision’s best available information.

5.1.4    Within [***] following the end of each calendar quarter, BroadVision shall render to IONA a statement showing in reasonable detail the number of copies, of the Orbix Development Software or Orbix Runtime Components made and the number licensed and sublicensed during such quarter, and such reports shall include the identity of all sublicensees and End Users.  Within [***] following the end of each calendar quarter, BroadVision shall pay to IONA all applicable license fees for products licensed and sublicensed during that quarter, [***]

5.1.5    BroadVision will keep and maintain, for a period of [***], proper records and books of account relating to its marketing and distribution of the Products.  No more than [***] annually, IONA may audit BroadVision’s records to ensure that license and other fees have been properly paid in compliance with this Agreement.  Any such audit shall be conducted during regular business hours at BroadVision’s offices and shall not interfere unreasonably with BroadVision’s business activities.  If an audit reveals that BroadVision has underpaid its total fees by more than [***], then BroadVision shall pay IONA’s reasonable costs of conducting the audit, in addition to the underpaid amount.

6.          COPY RESTRICTIONS AND OTHER RESTRICTIONS.

6.1        BroadVision may make copies of the Development Software in machine-readable, object code form, as permitted by applicable law, solely for backup or archival purposes, provided that such copies of the Development Software shall include all applicable copyright, trademark and other proprietary notices of IONA in accordance with Section 2 above.  BroadVision may not copy any of the Related Materials.  BroadVision may obtain additional copies of any Related Materials from IONA or an authorized IONA distributor upon payment of the prices in effect at the time of ordering.

6.2        BroadVision will not display, disclose or sublicense the Development Software to third parties, and also will not rent, lease, loan, modify, adapt, translate, reverse engineer, disassemble or decompile the Product or any portion thereof, or create derivative works of the Product (except for derivative works that are Developed Software) even for purposes of interoperability or error correction.  In the event that BroadVision wishes information relating to the Software for purposes of achieving interoperability with independently created computer software, BroadVision may make a written request to IONA for such information.  BroadVision shall promptly report to IONA any actual or suspected violation of this section and shall take further steps as may reasonably be requested by IONA to prevent or remedy any such violation.

7.          GOVERNMENT END-USERS.

             The Software and the Related Materials are “commercial items” as that term is defined in 48 C.F.R. 2.101 (October 1995) consisting of “commercial computer software” and “commercial computer software documentation” as such terms are used in 48 C.F.R. 12.212 (September 1995).  Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1, 227.7202-3 and 227.7202-4 (June 1995), if the licensee hereunder is the U.S. Government or any agency or department thereof, the Software and the Related Materials are licensed hereunder (i) only as a commercial item, and (ii) with only those rights as are granted to all other end users pursuant to the terms and conditions of this Agreement.

8.          SUPPORT.

             BroadVision may purchase support services for the Software, if any, for the fees set forth on Schedule A, if any, and pursuant to the terms and conditions set forth on Schedule B.

9.          LIMITED WARRANTY.

9.1        IONA warrants that the Software will conform in all material respects to its written specifications when installed and for [***] thereafter.  For purposes of this Agreement, the sole source of such specifications shall be IONA’s written user documentation.  Where a material nonconformity exists within the warranty period, and proper notice has been given to IONA, IONA will as its sole and exclusive liability to BroadVision, use due diligence to correct the nonconformity and provide BroadVision with one copy of any such corrected version of the Software.  THE REMEDY PROVIDED HEREIN IS BROADVISION’S EXCLUSIVE REMEDY AND IONA’S ONLY LIABILITY FOR ANY NONCONFORMITY WITH SPECIFICATIONS.

9.2        IONA SPECIFICALLY DISCLAIMS ANY WARRANTY THAT THE FUNCTIONS CONTAINED IN THE SOFTWARE OR THE RESULTS OF USE WILL MEET BROADVISION’S REQUIREMENTS, OR THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE.  EXCEPT AS EXPRESSLY SET FORTH ABOVE, THE PRODUCT IS PROVIDED TO BROADVISION “AS IS” WITHOUT WARRANTY OF ANY KIND; EITHER EXPRESS OR IMPLIEd, STATUTORY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.  THE ENTIRE RISK AS TO THE SUITABILITY, QUALITY AND PERFORMANCE OF THE PRODUCT IS WITH BROADVISION AND NOT WITH IONA.  SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO SUCH EXCLUSION MAY NOT APPLY TO YOU.

10.        INTELLECTUAL PROPERTY INFRINGEMENT INDEMNITY.

10.1     Any action brought against BroadVision on a claim that the Products infringe any patent, copyright, or ether intellectual property rights or the trade secret or the proprietary rights of a third party shall be defended by IONA at its expense.  IONA shall pay any costs, damages and settlements and reasonable legal fees finally awarded against BroadVision in such action and which are attributable to such claim provided always that BroadVision notifies IONA promptly in writing of each claim and IONA may control fully the defense and/or the settlement of such claim.

10.2     Without prejudice to Subsection 10.1, should the Products become, or in IONA’s reasonable opinion are likely to become, the subject of a claim as aforesaid then IONA may either:  (i) procure for BroadVision the right to continue using the Products; (ii) replace the Products with non-infringing material; (iii) modify the Products to make them non-infringing; or (iv) remove the Products and refund to BroadVision all fees and sums paid by BroadVision in respect thereof prorated based on a product lifetime of [***].

10.3     IONA shall have no liability for any claim of infringement based on:  (a) use of other than a current release of the Products if such infringement would have boon avoided by use of a current release, or (b) use or combination of the Products with non-IONA programs or data if such infringement would have been avoided by the use of the Products without those other programs or data.  The foregoing states the entire liability of IONA with respect to any claim of infringement regarding the Products.

11.        LIMITED LIABILITY.

             IN NO EVENT SHALL IONA, ITS SUPPLIERS OR LICENSORS BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, DATA, GOODWILL OR OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE, EVEN IF FORESEEABLE OR IF IONA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  IN NO EVENT SHALL IONA BE RESPONSIBLE OR HELD LIABLE FOR ANY DAMAGES RESULTING FROM PHYSICAL DAMAGE TO TANGIBLE PROPERTY OR DEATH OR INJURY OF ANY PERSON ETHER ARISING FROM IONA’S NEGLIGENCE OR OTHERWISE.  BECAUSE SOME JURISDICTIONS DO NOT ALLOW CERTAIN OF THE ABOVE EXCLUSIONS OR LIMITATIONS OF LIABILITY, THE ABOVE LIMITATIONS MAY NOT APPLY TO YOU.  EXCEPT FOR LIABILITY UNDER SECTION 9 ABOVE, IN THE EVENT THAT IONA IS HELD LIABLE UNDER THIS AGREEMENT, IONA’S, ITS SUPPLIERS’ AND LICENSORS’ LIABILITY SHALL BE LIMITED TO THE PRICE PAID BY THE BROADVISION FOR THE PRODUCT SUPPLIED.

12.        ASSIGNMENT.

             This Agreement and any rights granted hereunder may not be assigned, sub-licensed or otherwise transferred by BroadVision to any third party without the prior written consent of IONA; provided, however, that BroadVision may assign this Agreement to an entity acquiring substantially all of its assets or merging with it as long as such assignee agrees in writing to assume all obligations under this Agreement and such assignee is not a competitor of IONA.  IONA may transfer its rights and obligations under this Agreement at any time without notice to or the consent of BroadVision.

13.        DURATION.

             This Agreement shall be effective as of January 1, 1998 and shall remain in force until December 31, 2001, unless terminated as provided herein, or by agreement of the parties.

14.        TERMINATION.

14.1     In addition to the termination provisions of Section 3.5 herein, this Agreement and the license granted hereunder may be terminated by IONA upon (a) written notice to BroadVision in the event BroadVision breaches any of the provisions of this Agreement, which breach has not been remedied within fifteen (15) days of notification thereof, or (b) failure by BroadVision to pay license fees under the terms specified in this Agreement.

14.2     Upon expiration of this Agreement, all licenses and rights granted to BroadVision, except BroadVision’s right to use the Software internally, shall terminate.  Upon termination of this Agreement for cause, all licenses and rights granted to BroadVision shall terminate without exception.

14.3     All licenses granted by BroadVision in respect of Developed Software and Integrated Orbix Development Licenses and Standalone Orbix Development Licenses shall continue in full force and effect in accordance with this Agreement, notwithstanding the expiration hereof.

14.4     The provisions of Sections 1, 2, 9, 10, and 11 through 16 and the definitions of this Agreement shall survive the termination of this Agreement (for any reason).  BroadVision must promptly pay to IONA any amounts payable by BroadVision and damages, if any, incurred by IONA.

15.        EXPORT ADMINISTRATION ACT.

             BroadVision agrees that unless prior written authorization is obtained from the United States Bureau of Export Administration, or the United States Export Administration Regulations explicitly permit the re-export without such written authorization, or from any other applicable governmental authority, it will not export, re-export, or transship, directly or indirectly, the Product or any technical data disclosed or provided to BroadVision, or the direct product of such technical data, to country groups Q, S, W, Y or Z (as defined in the Export Administration Regulations) or to any other country as to which the U.S. or other government has placed an embargo against the shipment of products, or types of products, which is in effect during the term of this Agreement.

16.        GENERAL.

16.1     Reference Site.  IONA may direct any press inquiries about the Products to BroadVision, who shall use commercially reasonable efforts to respond to such inquiries.  BroadVision may objectively critique the Software, but agrees not to unjustifiably criticize IONA or the Software or to make unjustifiable negative comparisons between the Software and competitive products or IONA and its competitors.

16.2     Amendment, Waiver.  No modification or waiver of any provision of this Agreement shall be binding on ether party unless specifically agreed upon in a writing signed by both parties hereto.  Any failure or delay by IONA to exercise or enforce any of the rights or remedies granted hereunder will not operate as a waiver thereof.  No waiver by IONA of any breach of this Agreement will operate as a waiver of any other or subsequent breach.

16.3     Severability.  If any provision of this Agreement is found invalid or unenforceable, that provision will be reformed, construed and enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in full force and effect.

16.4     Law and jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and the parties hereby irrevocably submit to the venue and jurisdiction of the courts of the Commonwealth of Massachusetts.

16.5     Entire Agreement.  BroadVision has read this Agreement and agrees to be bound by its terms, and further agrees that this Agreement constitutes the complete and entire agreement of the parties and supersedes all previous communications, oral or written, and all other communications between them relating to the subject matter hereof.  No representations or statements of any kind made by either party, which are not expressly stated herein, shall be binding on such party.
IONA TECHNOLOGIES, INC.		BROADVISION, INC.

By:	/s/Lindsay Kiang	By:	/s/Randall Bolten

Name:	Lindsay Kiang	Name:	Randall Bolten

Title:	Senior Vice President	Title:	Chief Financial Officer

Date:	June 29, 1998	Date:	June 30, 1998

SCHEDULE A

FEE SCHEDULE

(a)         Internal Use Development Licenses.  BroadVision shall pay IONA [***]of the [***] for all Orbix Development Software and Annual Support licensed by BroadVision for its own internal use.

(b)         Integrated Orbix Development Licenses.  BroadVision shall pay IONA [***] of the [***] for all Integrated Orbix Development Software licensed for “full use” and as part of an integrated option to the BroadVision One-To-One Development System.

(c)         Standalone Orbix Development Licenses.  BroadVision shall pay IONA [***] of the [***] for all Standalone, Orbix Development Licenses.

(d)         BroadVision shall pay IONA [***] of its [***] for all BroadVision licenses, including BroadVision One-To-One Development System Licenses.

(e)         BroadVision shall provide first-line support for all Orbix Development Software licensed by BroadVision.  IONA shall provide BroadVision with second-line support as described in Schedule B.  In consideration thereof, for each support contract sold by it, BroadVision shall pay to IONA [***] of IONA’s [***], which shall be remitted to IONA in accordance with the provisions of the Agreement.

(f)         Current IONA List Prices (effective for the purposes of this Agreement as of January 1, 1998).  IONA shall have the right to change its List Prices at its sole discretion upon fifteen (15) days prior notice to BroadVision.

	License	Support
Orbix (C++)
Unix	[***]	[***]
Windows NT	[***]	[***]

SCHEDULE B

TERMS FOR SUPPORT AND MAINTENANCE

Orbix® Technical Support and Maintenance Terms

1.          IONA OBLIGATIONS.

1.1        IONA will provide an electronic mail Technical Support service for BroadVision between the hours of 4:00 a.m. and 5:30 p.m. Eastern Standard Time (EST), Monday to Friday, excluding Public Holidays.  IONA will provide a single Internet mail address to which all Technical Support queries may be directed.

1.2        IONA will provide a FAX Technical Support service for BroadVision between the hours of 4:00 a.m. and 5:30 p.m. Eastern Standard Time (EST), Monday to Friday, excluding Public Holidays.  IONA will provide a single FAX number to which all Technical Support queries may be directed.

1.3        Telephone Technical Support and Technical Support outside of the hours specified in paragraphs 1.1 and 1.2 can be provided subject to written agreement between IONA and BroadVision on specific teens and fees payable.

1.4        For the duration of the period in which BroadVision has purchased support, IONA will provide to BroadVision, free of further charge, copies of Minor and Point Releases to the Products.  “Minor Release” shall mean the release of an IONA Product where, if the product version number is designated as x.y.z., the digit represented by “y” is changed to one digit higher.  A Minor Release normally includes minor feature and functionality changes and enhancements.  “Point Release” shall mean the release of an IONA Product where, if the product version number is designated as x.y.z., the digit represented by “z” is changed to one digit higher.  A Point Release normally consists of bug fixes and error corrections.

1.5        Expedited resolution of software malfunctions can be provided subject to written agreement between IONA and BroadVision on specific terms and fees payable.

1.6        IONA is not required offer the services of any named individual in respect of the above Technical Support undertakings except as IONA and BroadVision may specifically agree in writing.

2.          BROADVISION RESPONSIBILITIES.

2.1        BroadVision will nominate one representative who will be the primary representative for the purposes of technical support and will be the named recipient of software updates.  BroadVision may change the nominated representative at any time by notifying IONA in writing.

2.2        BroadVision will direct initial support queries to the electronic mail address or FAX number set forth below and will not direct such queries directly to IONA personnel.

3.          PAYMENT.

             All fees for technical support and maintenance for each year of support are to be invoiced at the [***] and shall be payable as set forth in the Agreement.

4.          CONTACT DETAILS.

4.1        The IONA Technical Support FAX number is:  +353-1-662-5244; or +1 617-949-9001.

4.2        The IONA Technical Support electronic mail address is:  support@iona.com

SCHEDULE C

PRODUCT PLATFORMS

Solaris
HP-UX
DEC
SGI
IRIX
Windows NT

AMENDMENT 1 TO

ORBIX DEVELOPMENT AND RUNTIME LICENSE AGREEMENT

             WHEREAS, BroadVision, Inc. (“BroadVision”) and IONA Technologies, Inc. (“IONA”) are parties to an agreement entitled “IONA Independent Software Vendor Agreement” dated June 26, 1998 (the “Agreement”);

             WHEREAS, the Parties wish to amend the terms of the Agreement as set forth below;

             NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

             1.          In order to add additional IONA platforms and services to the Agreement, the attached First Amended Schedule C shall replace the original Schedule C which shall be deleted in its entirety, and the attached supplemental Schedule F is hereby added to and made part of the Agreement as if a part of the original.

             2.          The First Amended Schedule C shall serve as the Schedule C referred to in the Agreement with respect to the BroadVision Products.  As outlined in the First Amended Schedule C, the SGI-IRIX platform will be replaced by the IBM AIX operating system platform as platforms licensed and supported in Agreement.  SGI-IRIX shall no longer be a permitted development platform.

             3.          Customer will pay [***] runtime license fee of [***] (the “Initial Deployment Payment”) to establish the following:

•	The First Amended Schedule C development platforms internal use license will be extended through December 31, 2004.

•	The runtime royalties associated with the First Amended Schedule C development platforms (which are currently bought out through [***]), shall, upon execution of this Amendment, [***] through [***].

•	Subject to the terms and conditions on Schedule F, Customer will be entitled to distribute an aggregate of [***] worth (gross license revenue due to BroadVision) of BroadVision Developed Software with Licensed OS/390 Software runtime components embedded on a [***], and Customer shall be entitled to [***] royalty rate on any subsequent distribution of BroadVision Developed Software which contains embedded Licensed OS/390 Software runtime components until [***].

             4.          Schedule F will be added to the Agreement and will outline the additional terms and conditions for license of the Orbix 2.3 for OS/390 UNIX System Services (USS) Version 1 Release 3 product (the “Licensed OS/390 Software”).  As further detailed in Schedule F, the Licensed OS/390 Software will be licensed for a [***] for a Project Development license, plus additional royalties for customer deployments, as set forth in Schedule F.

             5.          With the addition of the changes noted above, the original terms of the Agreement remain in full force and effect.

             6.          Summary of Payments Due on signing:  (1) [***] for the terms outlined in Paragraph 3 above and Schedule F, and (2) [***] for the terms outlined in Paragraph 4 above and Schedule F.  Total due upon signing: [***].

             IN WITNESS WHEREOF, the parties have executed this Agreement Amendment as of the date set forth below.

IONA TECHNOLOGIES, INC.		BROADVISION, INC.

By:	/s/Robert Walmsley	By:	/s/Randall Bolten

Name:	Robert Walmsley	Name:	Randall Bolten

Title:	Vice President, American Sales	Title:	Chief Financial Officer

Date:	9/30/99	Date:	9/30/99

FIRST AMENDED SCHEDULE C

PRODUCT PLATFORMS

Solaris
HP-UX
DEC UNIX
IBM AIX
Windows NT

SCHEDULE F

ISV DEVELOPMENT AND DEPLOYMENT WITH ORBIX FOR OS/390

DEVELOPMENT WITH LICENSED OS/390 SOFTWARE PLATFORM

             Customer will pay a [***] Project Development license fee of [***] to establish a Project Development license for development work with the Licensed OS/390 Software.  This Project Development license can be used only for the development of BroadVision Developed Software (as defined in the Agreement); this Project Development license cannot be used for non-BroadVision Developed Software-related development work.  This Project Development license permits the use of this Licensed OS/390 Development Software only on such number of machines that is reasonably necessary for these activities.

DEPLOYMENT OF EMBEDDED LICENSED OS/390 SOFTWARE RUNTIME COMPONENTS

             As stated on Amendment 1, Customer will be entitled to distribute an aggregate of [***] worth (gross license revenue due to BroadVision) of BroadVision Developed Software with Licensed OS/390 Software runtime components embedded on a [***], and Customer shall be entitled to a [***] royalty rate on any subsequent distribution of BroadVision Developed Software which contains embedded Licensed OS/390 Software runtime components until [***].

             Royalties for BroadVision Developed Software with the embedded Licensed OS/390 Software runtime components shall be paid [***] (after the [***] gross license fees due to BroadVision are reached).

RESALE OF ORBIX FOR OS/390 PLATFORM

             IONA grants Customer a license to resell, pursuant to Section 5 of the Agreement, the Orbix for OS/390 product line.  For each product or component resold, the royalty rates set forth on Schedule A shall apply.  Pricing for the OS/390 software is determined on a per-machine basis; IONA shall furnish Customer with IONA’s list price for each machine classification.

AMENDMENT 2 TO

ORBIX DEVELOPMENT AND RUNTIME LICENSE AGREEMENT

             WHEREAS, BroadVision, Inc., of 585 Broadway, Redwood City, CA 94063, (“BroadVision”) and IONA Technologies, Inc., of 200 West Street, Waltham, MA 02451 (“IONA”) are parties to an agreement entitled “IONA Independent Software Vendor Agreement” dated June 26, 1998 (the “Agreement”);

             WHEREAS, the Parties wish to amend the terms of the Agreement as set forth below;

             NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

             1.          In order to add an additional level of support services to the Agreement, Section 8 of the Agreement entitled “Support” is amended by adding the following language to the end of the sentence:  “, or may purchase the support services set forth on Schedule E - ISV Gold Elevated Support Terms and Conditions for the prices set forth on Appendix I to Schedule E.

             2.          The attached supplemental Schedule E - ISV Gold Elevated Support Terms and Conditions is hereby added to and made part of the Agreement as if a part of the original.

             3.          The following additional amounts are due upon execution of this Amendment:  [***].

             4.          With the addition of the changes noted above, the original terms of the Agreement (as amended by Amendment One) remain in full force and effect.

             IN WITNESS WHEREOF, the parties have executed this Agreement Amendment as of the date set forth below.

IONA TECHNOLOGIES, INC.		BROADVISION, INC.

By:	/s/Robert S. Potter	By:	/s/Clark Catelain

Name:	Robert S. Potter	Name:	Clark Catelain

Title:	Senior Vice President	Title:	Vice President

Date:	12/17/99	Date:	11/29/99

SCHEDULE E

ISV GOLD ELEVATED SUPPORT TERMS AND CONDITIONS

Gold Customer Service Terms

GOLD SUPPORT FEATURES

             IONA shall provide the following elevated support services to Customer for the products listed in Appendix II affixed hereto (“IONA Products”).

HELPDESK

             Customer shall have access to IONA’s Helpdesk for e-mail and telephone assistance on a 24 x 7 (24 hours a day X 7 days a week) coverage basis.

PRIORITIZATION

             Customer’s issues shall be dealt with through Gold priority queues to ensure that issues reported by customer receive top priority for resolution, guaranteeing that these requests are addressed separately to requests from lower-tier support customers.

SERVICE ESTABLISHMENT

             IONA shall provide two days of Customer Services Consultancy (either on-site, off site or a combination of both, as determined necessary by both parties) to complete the service establishment process.  IONA’s consultants will undertake a documented review of the customer’s deployment architecture and usage of IONA Products and the projects using those products.

DEDICATED E-MAIL ALIAS

             A dedicated E-mail alias will be created for the customer.  IONA employees subscribing to this address will include, but not be limited to, the technical account manager, the engineers working on high severity issues, and the IONA sales account manager dealing with the customer.

TECHNICAL ACCOUNT MANAGER (TAM)

             IONA shall assign a Technical Account Manager (TAM) who will be available to represent the customer within IONA.  The TAM will maintain regular contact with the customer and develop an understanding of the customer’s system requirements and applications.  The TAM shall keep up to date with any issues/escalations by arranging regular status review/teleconferences, providing assistance with the resolution of a specific high priority escalated issues.  An operational guide shall be drafted by the TAM and else customer together as support commences.  This document shall serve to, establish mutually agreed process and contact points in order to facilitate effective support services and co-operation between tile Customer and IONA.

OPEN ISSUES REVIEW MEETING

             An open issue review meeting (video/phone conference) will be carried out regularly (every 2 weeks or as otherwise agreed by the parties) to discuss the status of all issues reported by Customer, and to ascertain the professional services requirements of Customer.  In advance of these meetings, a report will be sent to the Customer with information on the status of any open issues.  IONA shall use commercially reasonable efforts to ensure that Customer is made aware of known problems which may impact on Customer’s environments.

PRODUCT RELEASES

             IONA shall provide Customer with reasonable notice of all IONA Product releases.

             IONA shall provide all Minor and Point Releases free of charge.  A Minor Release means the release of an IONA Product where, if the product version number is designated as x.y.z, the digit represented by “y” is changed to one or more digits higher.  A Minor Release normally includes minor feature and functionality changes and enhancements.  A Point Release means the release of an IONA Product where, if the product version number is designated as x.y.z, the digit represented by “z” is changed to one or more digits higher.  A Point Release normally consists of bug fixes, error corrections and/or minor changes or enhancements.

             Major Releases shall be made available to Customer for [***] of [***].  A Major Release means the release of an IONA Product where, if the product version number is designated as x.y.z., the digit represented by “x” is changed to one or more digits higher.  A Major Release normally includes significant feature and functionality changes and enhancements.

PREMIER TARGET PERFORMANCE LEVELS

             IONA will work to Premier Target Performance levels, whereby IONA provides advanced application development and deployment support with aggressive performance targets for tackling urgent problems.

MIGRATION ASSISTANCE

             Where an issue reported by Customer has been addressed by IONA in a more recent Minor or Point Release, and there is source code compatibility between the two releases, IONA will assist Customer in upgrading to the more recent release, rather than making a defect correction patch available to the customer.

ISSUE ESCALATION

             Issue Escalation is a priority-based escalation process to ensure that issues that cannot be resolved immediately are flagged and promoted in priority.  Customer’s TAM shall ensure that the appropriate expert resources are allocated to resolution of the issue.

CUSTOMER CONTACT NOMINEES

             The Customer must register a primary technical contact.  All inquiries and problem reports must be submitted to IONA by this named contact or a nominated alternative contact who has been previously identified to IONA.  Where necessary, Customer may nominate additional Customer contacts up to a maximum of three nominees per Customer.

PRIORITY ON-SITE ASSISTANCE

             Customer Services Consultant may be made available, at short notice, to visit customer’s site to assist with identification and resolution of the problem at IONA’s standard consultancy rates.

FREE ANNUAL CONFERENCE REGISTRATION

             Customer shall be entitled to nominate a representative to attend the annual IONA user’s conference (IONA World) free of charge, in order to keep abreast of developments in the technologies and know-how.

ON-LINE SERVICES

             In addition to the services set out above, Customer shall have access to IONA Online.  Which is a web-based support system aimed at providing IONA’s customers with access to timely and comprehensive technical support.  The features of this service include:

•	24x7 access

•	Solutions to common technical problems can be referenced from a repository of information with a powerful search engine that enables full-text queries against all published data in technical support bulletins (“the Knowledge Base”). The Knowledge Base includes technical tips and FAQs section for each product. The customer is encouraged to search the Knowledge Base and release notes prior to submitting a query or a problem report.

•	Latest product release notes.

•	Expert Zone delivering product-specific alerts, de-support notices for products which are to be obsoleted, and latest product versioning information including currently supported version.

•	Update Center for downloading fixes as well as information on bugs that have been discovered subsequent to release of the IONA Product and detailed instructions on applying patches.

PREMIER SUPPORT PERFORMANCE LEVELS

             Commencing within fifteen business days of the date of execution hereof.

SEVERITY DEFINITIONS

             Issues reported by Customer will be prioritized in accordance with the following severity level definitions:

Severity Level	Description

1 - Critical	Proven failure of the IONA Product in the field. The product is unusable, resulting in a critical impact on the operation. No workaround is available.

2 - Serious	The IONA Product will operate but its operation is severely restricted. No workaround is available.

3 - Moderate	The IONA Product will operate with limitations that are not critical to the overall operation. For example a workaround forces a user and/or a systems operator to use a time consuming procedure to operate the system, or removes a non-essential feature.

4 - Low	The IONA Product can be used with only slight inconvenience.

RESPONSE TIMES

             IONA’s HelpDesk commits to the following Response Times for reports of issues, received within the hours specified in Section 1.1.  Response Time means the time elapsed from initial receipt of an issue report by IONA to the notification try IONA that the issue report has been logged and a suitable engineering resource has been assigned to its resolution:

Severity Level	Response Time

1 - Critical	[***]
2 - Serious	[***]
3 - Moderate	[***]
4 - Low	[***]

ASSISTANCE

             IONA shall assign customer support engineers to work continually on higher severity issues until the issue is resolved, as detailed in the following table:

Severity Level	Gold Assistance

1 - Critical	[***] work
2 - Serious	[***] work*
3 - Moderate	[***] work*
4 - Low	[***]

             *In Time Zone specified in Appendix II

VERSION SUPPORT

             It is IONA’s policy to provide support for product releases as follows:

•            Major Releases are supported for a period of [***] after the release of the next Major Release

•            Minor Releases are supported for a period of [***] after the release of the next Minor or Major Release

•            Fixes for confirmed bugs will be made on top of the latest Point Release for all products

•            Product patches are cumulative and may contain fixes for bugs other than the one(s) the Customer has identified.

Based on mutual agreement with the customer and upon payment of an additional fee, IOWA will maintain older versions of some de-supported versions of its licensed products up to a maximum of [***] after they become de-supported.

CUSTOMER COMMITMENTS

Customer Testing

             Customer agrees to comprehensively test, prior to deployment, any applications developed using IONA Products.  Customer’s testing should be reasonably representative of Customer’s actual deployment environment.

Issue Reporting

             In order to assist IONA in achieving the level of service required hereunder, the Customer must provide functioning test code which clearly reproduces the problem in the IONA Products.  The test case delivered must be reproducible on IONA’s system within IONA’s test suite.  Obtaining permission from third parties for the submission of test cases containing any third party software or libraries shall be the responsibility of Customer.  IONA’s test suite requirements shall be furnished to Customer as part of the Service Establishment process

             The Customer shall also provide, via email, a complete definition of the problem encountered when reporting issues to IONA’s Help Desk. This will include, but not be limited to, the contact identification of a named contact and specific information identifying the IONA Product(s) to which the enquiry relates.

EXCLUSIONS

             The services provided hereunder are not available in respect of:

•            use of the IONA Products other than in accordance with the relevant Documentation.  Documentation  means the Programmer’s Reference Guide, the IONA Product release notes and manuals, or

•            any modification to the IONA Product, not performed by or on behalf of IONA, including any unapproved changes to configuration and/or scalability.

NON-SOLICITATION

             The Customer agrees that for the duration of this Agreement and for a period of twelve months after the termination or expiration of this Agreement no offer of employment will be made to any IONA personnel who are involved in the provision of services hereunder (whether customer engineering, product development, professional services personnel or others) without the prior written consent of IONA.

FEES AND PAYMENT

•            All fees for Technical Support and Maintenance are [***] upon the Effective Date of the Agreement and [***] thereof upon renewal unless otherwise agreed between the parties.

•            Where fees payable hereunder are often [***],  IONA reserves the right to withhold Technical Support services until such fees are received.

DURATION

             The support services herein shall be available for an initial term of [***] commencing on the date of execution hereof.  Thereafter their availability shall automatically renew for additional periods of [***] at the prices specified herein unless either party delivers adequate written notice of their intention to terminate upon the anniversary of the execution date.

WARRANTY AND LIMITED LIABILITY

             UNLESS OTHERWISE INDICATED IN THE WRITTEN DOCUMENTATION ACCOMPANYING AN INDIVIDUAL PATCH, ALL PATCHES AND BUG-FIXES DELIVERED HEREUNDER ARE DELIVERED “AS IS” WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY AS TO NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.  IONA SPECIFICALLY DISCLAIMS ANY WARRANTY THAT THE FUNCTIONS CONTAINED IN THE MATERIAL OR THE RESULTS OF USE WILL MEET YOUR REQUIREMENTS,  THAT THE OPERATION OF THE MATERIAL WILL BE UNINTERRUPTED OR ERROR FREE.

             In no event will IONA be liable for indirect, consequential, incidental or special damages OR FOR DAMAGES FOR LOSS OF DATA, which may arise in respect of the IONA Products, product updates, information and advice supplied hereunder, or for loss of profit, business, revenue, goodwill of anticipated savings, even if IONA has been advised of the possibility of such damages.  The maximum liability of IONA shall be limited to refund to Customer the price paid by Customer for the IONA Products.  Some jurisdictions do not allow the limitation or exclusion of liability for incidental or consequential damages, so the above limitation or exclusion may not apply to you.

APPENDIX I

SUPPORT PRICING

All pricing is based on an annual fee.  All fees are due-annually in advance and are payable within [***] of receipt of invoice.  Fees are:

FOR ISV GOLD ELEVATED SUPPORT ([***]):

ISV Gold Elevated Support for BroadVision will be calculated as the [***] of [***] of all development licenses in use by BroadVision personnel or contractors.  ISV Gold Elevated  Support for OS/390 shall be calculated as [***] of the Project Development License fee for OS/390].  Support calculations shall be based on the following license fees:

# of Developers & Platforms	List Price Licenses	%	Gold Support Fee

18 UNIX; 7 Windows	[***]	[***]	[***]*
Project Development on OS/390 USS	[***]	[***]	[***]

		TOTAL:	[***]

*Subject to [***] Gold Support MinimumBroadVision has the option of engaging support of the OS/390 USS Development Project at any time during the support period [***] subject to 6 weeks advance written notice of intent to engage OS/390 Development Project support and payment of balance of support fee as described below:

[***] Gold Support Fee [***] Gold Support [***] for OS/390 USS Support.  If BroadVision chooses to engage support for the OS/390 USS Development Project any time after 11/1/99 such support will be for an [***] period commencing in the month that such support is engaged and renewable on the anniversary date [***] later for a price equal to [***] of the Orbix OS/390 Development Licenses purchased as of that date.

Where Customer [***] to IONA for embedded Licensed OS/390 Software products, Customer will owe [***] in connection with IONA’s second line support of the embedded Licensed OS/390 Software products.  Upon renewal, [***] accrued for Customer’s deployment of additional Orbix development licenses will be [***].

APPENDIX II

PROJECT DESCRIPTION

The following projects and products are, covered by this support agreement:

PROJECT NAME	BroadVision One-To-One family of software products including One-To-One Commerce, One-To-One Financial, One-To-One Knowledge, and One-To-One Enterprise.
PROJECT DESCRIPTION	BroadVision’s products currently embed Orbix in the following configurations:
[***]
BroadVision intends to [***] over the course of [***] for the [***] applications on Solaris, HP-UX, AIX and NT. Additionally, BroadVision intends to [***] for [***] product line as an additional supported platform. Release levels are identified in the Schedule F.
PROJECT LOCATION AND APPLICABLE TIME ZONE	BroadVision’s primary facilities for development and corporate offices are in Redwood City, CA (Pacific time zone). BroadVision may use IBM porting centers to assist in the port of the One-To-One applications (including Orbix) to the OS/390 platform. These porting centers will be in North America.

PRODUCTS COVERED

The Products and details will be taken from a web-based list of supported products

Product (code)**	Version	Platform	Compiler

Orbix (s1473)	3.0	Solaris 2.6	SPARCompiler 4.2
Orbix (s1474)	3.0	Windows NT 4.0	VC++ 6.0
Orbix (s1475)	3.0	HP-UX 10.20	HP ANSI C++ A.01.18
Orbix (s1477)	3.0	HP-UX 11	HP ANSI C++ A.03.13
Orbix (s1478)	3.0	AIX 4.3.2	IBM C++ 3.6.4
Orbix (s1480)	3.0	Digital Unix (OSF/1) 4.0E	CXX 6.1

The following product will be covered if/when the OS390 Support option is activated by Customer:
Orbix (s1235)	2.3	OS/390 USS V1 RS	Native C++

**(1) ISV Gold Elevated Support shall not be available for any given installation at the Customer until a representative of IONA Support organization has inspected and approved the installation for elevated support.  (2) If the root cause of an elevated support problem is not directly related to the operation of IONA’s Orbix for OS/390 Software, Customer shall be billed on a time and materials basis at IONA’s then prevailing consultancy rates for work of a similar nature.

AMENDMENT 3 TO
ORBIX DEVELOPMENT AND RUNTIME LICENSE AGREEMENT

             WHEREAS, BroadVision, Inc. (“BroadVision”) and IONA Technologies, Inc. (“IONA”) are parties to an agreement entitled “IONA Independent Software Vendor Agreement” dated June 26, 1998, as amended in Amendment One on September 30, 1999 and as amended in Amendment Two on December 17, 1999 (the “Agreement”);

             WHEREAS, the Parties wish to amend the terms of the Agreement as set forth below;

             NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.          The Agreement is amended by the addition of a new Schedule J to read in its entirety as attached.

2.          Schedule E - ISV Gold Elevated Support Terms and Conditions of the Agreement is amended under “Product Releases” to include major upgrades as follows.  The existing section entitled “Product Releases” is struck and replaced so that it reads in its entirety as follows:

“Product Releases
IONA shall provide Customer with reasonable notice of all IONA Product releases- IONA shall provide all Major, Minor and Point Releases free of charge.  A Major Release means the release of an IONA Product where, if the product version number is designated as x.y.z, the digit represented by “x” is changed to one or more digits higher.  A Major Release normally includes significant feature and functionality changes and enhancements.  A Minor Release means the release of an IONA Product where, if the product version number is designated as x.y.z, the digit represented by “y” is changed to one or more digits higher.  A Minor Release normally includes minor feature and functionality changes and enhancements.  A Point Release means the release of an IONA Product where, if the product version number is designated as x.y.z, the digit represented by “z” is changed to one or more digits higher.  A Point Release normally consists of bug fixes, error corrections and/or minor changes or enhancements.

3.          With the addition of the change noted above, the original terms of the Agreement (as amended by Amendments One and Two) remain in full force and effect.

             IN WITNESS WHEREOF, the parties have executed this Agreement Amendment as of the date set forth below:

IONA TECHNOLOGIES, INC.		BROADVISION, INC.

By:	/s/Robert Walmsley	By:	/s/Scott Neely

Name:	Robert Walmsley	Name:	Scott Neely

Title:	Vice President, Americas Sales	Title:	Vice President

Date:	April 3, 2000	Date:	April 3, 2000

SCHEDULE J

ISV DEVELOPMENT AND DEPLOYMENT WITH ORBIXWEB

             In exchange for payment of a [***] in the amount of [***] and execution of this Amendment, Customer shall be entitled to add OrbixWeb 3.2 and Orbix2000 to the existing portfolio of licensed IONA products for use, distribution and resale’ according to the same toms and conditions provided by the Agreement with respect to other non-OS/390 Software.  For the sake of clarity, this shall include updates to OrbixWeb 3.7 and Orbix2000 as provided under the existing Gold Elevated Support terms.

             IONA’s list price for reference in connection with resale of OrbixWeb per Developer per platform per the Agreement is [***] and Support is [***], and IONA’s list price for reference in connection with resale of Orbix2000 per the Agreement is [***] per Developer on Windows or Linux, and [***] per Developer on UNIX and Support is [***] and [***] respectively.

CONFIDENTIAL

AMENDMENT 4 TO
ORBIX DEVELOPMENT AND RUNTIME LICENSE AGREEMENT

             WHEREAS, BroadVision, Inc., of 585 Broadway, Redwood City, CA 94063, (“BroadVision”) and IONA Technologies, Inc., of 200 West Street, Waltham, MA 02451, (“IONA”) are parties to an agreement entitled “IONA Independent Software Vendor Agreement” dated June 26, 1998, as amended (the “Agreement”); and

             WHEREAS, the Parties wish to amend the terms of the Agreement as set forth below:

             NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

8.          The November 17, 2000 letter from IONA to BroadVision giving notice to terminate Gold Support is withdrawn and IONA acknowledges that Gold Support remains in effect.

9.          Appendix I to Schedule E – ISV Gold Elevated Support Terms and Conditions shall be replaced in its entirety by Appendix I- Gold Elevated Support Pricing, attached hereto.

10.        Appendix II to Schedule E – ISV Gold Elevated Support Terms and Conditions shall be replaced in its entirety by Appendix II – Project Description, attached hereto.

11.        In order to add additional IONA products and platforms to the Agreement, the First Amended Schedule C shall be further amended to add the Compaq Tru64 platform.

12.        A new Schedule K – Licenses for Compaq Tru64 and IPAS (J2EEApplication Server), shall be added, to read in its entirety as attached.

13.        Neither party will issue any press release regarding this Amendment 4 or its terms unless mutually agreed.

14.        All amounts due hereunder are due net 15.  This Amendment 4 will serve as BroadVision’s purchase order for the software licenses and the first year’s support as provided for hereunder.

15.        Except as provided above, the original terms of the Agreement, as amended by Amendments 1, 2 and 3, shall remain in full force and effect.

             IN WITNESS WHEREOF, the parties have executed this Amendment as of the date of last signature below:

IONA TECHNOLOGIES, INC.		BROADVISION, INC.

By:	/s/Robert Walmsley	By:	/s/Scott Neely

Name:	Robert Walmsley	Name:	Scott Neely

Title:	Vice President, Americas Sales	Title:	Vice President

Date:	January 3, 2001	Date:	January 3, 2001

CONFIDENTIAL

APPENDIX I - GOLD ELEVATED SUPPORT PRICING

For ISV Gold Elevated Support:

ISV Gold Elevated Support for BroadVision will be a [***] per year for the duration of the contract and due annually upon the anniversary date of the contract.  The Agreement is currently scheduled to terminate on December 31, 2004.  The [***] amount represents the [***] for Gold Support up to [***] developers, but support shall not be provided for the OS/390 product.

Old Version Support for Version 2.2 and 2.3 products will be dealt with on a “time and materials” basis for engineering and Professional Services, plus reasonable travel and entertainment expenses.

CONFIDENTIAL

APPENDIX II - PROJECT DESCRIPTION

The following projects and products are covered by this support agreement:

Projects Covered

PROJECT NAME	BroadVision One-To-One family of software products including, limitation, Retail Commerce, Business Commerce, Financial, One-To-One Publishing, One-To-One Enterprise, BroadVision MarketMaker, Procurement, Billing, InfoExchange Portal and any other software products that BroadVision may subsequently offer.
PROJECT LOCATION AND APPLICABLE TIME ZONE	BroadVision’s primary facilities for development and corporate offices are in Redwood City, CA (Pacific time zone).

Products Covered

The Products and details will be taken from a web-based list of supported products.*

Product (code)	Current Version**	Platform	Compiler

Orbix (s1473)	3.0	Solaris 2.6	SPARCompiler 4.2
Orbix (s1474)	3.0	Windows NT 4.0	VC++ 6.0
Orbix (s1475)	3.0	HP-UX 10.20	HP ANSI C++ A.01.18
Orbix (s1477)	3.0	HP-UX 11	HP ANSI C++ A.03.13
Orbix (s1478)	3.0	AIX 4.3.2	IBM C++ 3.6.4
Orbix (S1480)	3.0	Compaq Tru64bit	4.0E
IPortal Application Server	1.3	Solaris	Solaris 7 / JDK 1.3
IPortal Application Server	1.3	NT	Windows NT4 (SP6a) / JDK 1.3

*           Orbix 2000 is included under the then current IONA supported platforms.

**         Products will include all enhancements, improvements, fixes and updates provided by IONA under its support programs.  If IONA deletes functions or features from any of the supported products and offers any such functions, or features in any other offering not included in the foregoing table, BroadVision will be entitled to receive and use such products without additional charge or payment.

***      For the sake of clarity, the supported Products shall not include OS/390 software products.

CONFIDENTIAL

SCHEDULE K

LICENSES FOR COMPAQ TRU 64 AND IPAS (J2EE APPLICATION SERVER)

In consideration of a [***] license fee in the amount of [***], IONA shall grant to BroadVision:

(i)	a license to use Orbix on the Compaq Tru 64 Platform for up to [***] developers, and unlimited deployment and resale* in accordance with the same terms and conditions provided in the Agreement for other non-OS/390 Software, and

(ii)	an enterprise development license for iPAS (J2EE Application Server) for up to [***] developers. The iPAS license will be used for internal use only and does not constitute a run-time license. For the sake of clarity, this license shall include all updates, if and when available, as provided under the existing Gold Elevated Support Terms.

*           IONA’s [***] for reference. in connection with resale of the Orbix Compaq Tru 64 development kit is [***] per Developer and Support is [***] each.